UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 22, 2005

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 22, 2005, the Executive Compensation and Personnel Policies Committee of the Board of Directors of Potlatch Corporation (the “Committee”) approved Chairman of the Board and Chief Executive Officer L. Pendleton Siegel’s new base salary, effective March 1, 2005, and a short-term incentive award based upon his 2004 performance. The Committee also reviewed the new base salary rates and short-term incentive awards for each executive officer that is expected to be a named executive officer (“NEO”) in Potlatch Corporation’s proxy statement in connection with the annual meeting of stockholders to be held in May 2005. The Board of Directors ratified the Committee’s approval of Mr. Siegel’s base salary and short-term incentive award on February 23, 2005.

Neither Mr. Siegel nor any of the NEOs have an employment contract with Potlatch Corporation, and each elected officer, including Mr. Siegel and the NEOs, serves at the pleasure of the Board of Directors.

Base Salary. The Committee determined Mr. Siegel’s new base salary based upon several factors, including an evaluation of his 2004 performance relative to the objectives contained in his performance plan and Potlatch’s financial performance in 2004. In addition, with the assistance of an independent compensation consultant, the Committee reviewed competitive data for base salaries paid to individuals in similar positions with Potlatch Corporation’s peer companies. In the case of each NEO, the Committee reviewed an evaluation by Mr. Siegel, the NEOs’ supervisor, with respect to each NEO’s performance in 2004 and the performance of their respective area of responsibility in 2004. The following table sets forth the current base salary for Mr. Siegel and the NEOs and their new base salaries effective March 1, 2005:

Name and Position	Current Base Salary	New Base Salary
L. Pendleton Siegel Chairman and Chief Executive Officer	$620,100	$650,040
Richard K. Kelly Vice President, Wood Products	$285,060	$294,180
John R. Olson Vice President, Resource Management	$284,280	$293,400
Harry D. Seamans Vice President, Pulp and Paperboard	$260,700	$269,040
Gerald L. Zuehlke Vice President and Chief Financial Officer	$260,460	$281,460

Short-Term Incentive Awards. Potlatch Corporation’s Management Performance Award Plan (the “Plan”) is designed to create an incentive for senior employees who are in a position to contribute to and influence Potlatch’s performance on a return on equity (“ROE”) and a return on invested capital (“ROIC”) basis.

Awards to eligible corporate employees are determined based upon Potlatch’s ROE performance and are paid from the Corporate Performance Fund. Awards to eligible operating division employees, other than the individuals who lead the operating divisions, consist of two components: their respective operating division’s ROIC (which accounts for 70% of the award and is paid from the Operating Division Performance Fund), and Potlatch’s ROE performance (which accounts for 30% of the award and is paid from the Corporate Performance Fund). In the case of the operating division leaders, their awards similarly consist of two components and are weighted at 50% for Potlatch’s ROE performance and 50% for their respective operating division’s ROIC.

Under the terms of the plan as in effect through December 31, 2004, no awards could be paid from the Corporate Performance Fund to any employee if Potlatch did not achieve an ROE in excess of 5%. As Potlatch’s 2004 ROE performance exceeded the 5% threshold, a modifier was calculated by dividing Potlatch’s ROE by the average ROE of the 14 paper and forest products industry companies with whom Potlatch compared its performance for 2004. In 2004, Potlatch earned $271.2 million, or $9.19 per diluted share for an ROE of 57.6%, which was above the 14 company peer group’s average ROE performance of 7.0%, and therefore the maximum modifier of 2.0 was applied in the calculation.

Also under the terms of the plan and subject to the Committee’s discretion, no awards could be paid from the Operating Division Performance Fund to eligible operating division employees if the employees’ respective operating division did not achieve an ROIC equal to or greater than 8%. Each year, the Committee approves an ROIC scale for each operating division based upon that division’s operating budget for that year relative to that division’s invested capital. At the end of the year, the ROIC is calculated and the result is compared to the Committee’s pre-approved scale to determine a modifier, which may range from 0.1 (in the event of an ROIC of exactly 8.0%), up to a maximum modifier of 2.0. After taking into consideration the 2004 performance of each operating division, the Committee established the modifiers as follows: Resource Management Division, 1.0; Wood Products Division, 2.0; Pulp and Paperboard Division, 1.0. The Consumer Products Division did not achieve the 8.0% ROIC hurdle, therefore no award was paid to eligible employees from this division from the Operating Division Performance Fund.

Under the terms of the plan applicable to awards for 2004, the aggregate pool of the Corporate Performance Fund and the Operating Division Performance Funds from which any awards are paid may be capped at 4% of Potlatch’s pre-tax income. Over the past ten years, no award has been paid to any employee under this plan that has exceeded 140% of that employee’s base salary.

Upon the completion of the calculations for all eligible corporate and operating division employees as described in the preceding paragraphs, the Committee reserves the right under the Plan to modify individual short-term incentive awards, or awards to all eligible employees as a group, based upon its discretion after considering individual performance, operating division performance, or Potlatch’s performance. In addition to the quantitative plan measures described above, the Committee also considered qualitative measures in determining awards, including safety performance, environmental performance, product quality, and other factors.

The Committee considered the ROE and ROIC results as outlined in the preceding paragraphs, among other factors, in approving $6,832,000 in short-term incentive awards paid in March 2005 to approximately 125 senior employees, including the Chief Executive Officer and the NEOs, as set forth in the table below, for 2004 performance.

Name and Position	Short-Term Incentive Award
L. Pendleton Siegel Chairman and Chief Executive Officer	$880,000	(1)
Richard K. Kelly Vice President, Wood Products	$284,800
John R. Olson Vice President, Resource Management	$195,700
Harry D. Seamans Vice President, Pulp and Paperboard	$195,600
Gerald L. Zuehlke Vice President and Chief Financial Officer	$235,700

(1)	Mr. Siegel deferred his entire award into common stock units, which will be converted to cash and paid upon his retirement based on his prior election.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2005

POTLATCH CORPORATION

By:	/s/ Malcolm A. Ryerse
Malcolm A. Ryerse
Corporate Secretary